EXHIBIT 10.1

[FIRST][SECOND]1 AMENDMENT TO EMPLOYMENT AGREEMENT

This [FIRST][SECOND] AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated effective May 25, 2022, and serves to amend the Employment Agreement entered into by and between [Royal Gold, Inc., a Delaware corporation][Royal Gold Corporation, a corporation organized under the laws of Canada] (the “Company”), and __________________ (“Executive” and, together with the Company, the “Parties”), on ____________, 20__, [as amended by the Amendment to Employment Agreement dated effective March 31, 2022,]2 between the Parties (as amended, the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties have previously entered into the Agreement to set forth the terms and conditions of Executive’s employment and, among other terms, to set forth certain annual bonus payments to which Executive may become entitled;

WHEREAS, the Company has recently changed its fiscal year from a June 30 year-end to a December 31 year-end; and

WHEREAS, in connection with the change in fiscal-year end, the Parties desire to amend the Agreement to change the date by which annual bonus payments, if any, will be made each year.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

1.	Section 3(b) of the Agreement will be amended to read as follows:

(b)Bonus Opportunities. For each fiscal year during the Term, Executive shall be eligible to be considered to receive discretionary incentive compensation (an “Annual Bonus”) from the Company in an amount, if any, determined by the Board or the Compensation Committee and in accordance with the Company’s compensation policies and practices as in effect from time to time. To be eligible for an Annual Bonus, the Executive must be actively employed by the Company on the last day of the fiscal year. Any Annual Bonus earned shall be paid in the calendar year following the year of performance, but in no event later than March 31 of such calendar year.

2.The Parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall remain in full force and effect and, except as specifically stated herein, is otherwise unmodified and that this Amendment does not alter, amend, modify or affect any other agreement between the Parties. Any reference in the Agreement to “this Agreement” shall be deemed to mean “the Agreement as amended by this Amendment.”

1 Reference First for all agreements entered into after January 1, 2022, and reference Second for all agreements entered into between January 1, 2020, and January 1, 2022.

2 Include for all agreements entered into between January 1, 2020, and January 1, 2022.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to be effective as of the date written above.

[ROYAL GOLD, INC.][ROYAL GOLD CORPORATION]

By:

Name:

Title:

EXECUTIVE

By:

2